                                                                     Exhibit 4.1

THIS NOTE HAS NOT BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE  "SECURITIES  ACT"),  OR ANY  STATE  SECURITIES  LAW AND  MAY NOT BE  SOLD,
TRANSFERRED OR OTHERWISE  DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT
AND UNDER APPLICABLE STATE  SECURITIES LAWS OR GLOBALOPTIONS  GROUP,  INC. SHALL
HAVE  RECEIVED AN OPINION OF ITS COUNSEL THAT  REGISTRATION  OF SUCH  SECURITIES
UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES
LAWS IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN
CONNECTION  WITH  A  BONA  FIDE  MARGIN  ACCOUNT  OR  OTHER  LOAN  OR  FINANCING
ARRANGEMENT SECURED BY THIS NOTE.

                            GLOBALOPTIONS GROUP, INC.

                                 PROMISSORY NOTE
                                 ---------------

U.S. $__________                                              New York, New York
No.: PN-___                                                   June 28, 2006

      FOR VALUE RECEIVED, the undersigned, GlobalOptions Group, Inc., a Nevada corporation (the "COMPANY"), hereby promises to pay to the order of ___________, or any future permitted holder of this promissory note (the "PAYEE"), at the principal office of the Payee set forth herein, or at such other place as the holder may designate in writing to the Company, the principal sum of
_________________ ($000,000) or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (the "NOTE").

1. PRINCIPAL AND INTEREST PAYMENTS; OPTIONAL REDEMPTION BY THE COMPANY.

(a)      The Company shall repay in full the entire principal balance then outstanding under this Note on June 30, 2006 (the "MATURITY DATE"); PROVIDED,
HOWEVER, that the Company may elect to extend the date specified in this clause
(ii) to July 31, 2006 by delivering a notice (the "FIRST EXTENSION NOTICE") to the Payee no later than June 28, 2006 of such election; PROVIDED, FURTHER, that the Company may elect to further extend the date specified in this clause (ii)
to August 31, 2006 by delivering a notice (the "SECOND EXTENSION NOTICE") to the
Payee no later than July 28, 2006 of such election. If the Company delivers the
First Extension Notice, the outstanding principal amount of this Note shall be increased by an amount equal to 3% of the sum of the then outstanding principal amount of the Note and any accrued but then unpaid interest (the "FIRST
EXTENSION Interest") and if the Company delivers the Second Extension Notice, the outstanding principal amount of this Note shall be further increased by an amount equal to 5% of the sum of the then outstanding principal amount of the
Note and any accrued but then unpaid interest (the "SECOND EXTENSION INTEREST"
and together with the First Extension Interest, "EXTENSION INTEREST").

(b)      Interest on the outstanding principal balance of this Note shall accrue at a rate of eight percent (8%) per annum. Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days and shall be payable on the last day of each calendar quarter (an each, an "INTEREST DATE") following the date hereof by the Company. Interest shall be capitalized on and as of such
Interest Date by adding it to the outstanding principal amount of this Note
("CAPITALIZED INTEREST") unless the Payee elects to have such interest payable in cash by delivering a written notice to the Company no less than two (2)
business days prior to such Interest Date, that the Company shall pay all or such portion of interest due on such Interest Date in cash. For purposes of this
Note, all references to principal or the principal amount of this Note shall also include the amount of any Capitalized Interest or any Extension Interest thereon. Furthermore, upon the occurrence of an Event of Default, then to the extent permitted by law, the Company will pay interest to the Payee, payable on demand, on the outstanding principal balance of the Note from the date of the
Event of Default until payment in full at the rate of twelve percent (12%) per annum.

(c)      The Company may not prepay, in whole or in part, any of the outstanding principal amount of this Note or any accrued and unpaid interest at any time prior to the Maturity Date.

2. NON-BUSINESS DAYS. Whenever any payment to be made shall be due on a
Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Payee as follows:

(a)      The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(b)      This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the
Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

(c)      The execution, delivery and performance of this Note will not (i)
conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B)
any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

(d)      No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

4. EVENTS OF DEFAULT. The occurrence of any of the following events shall be an
"EVENT OF DEFAULT" under this Note:

(a)      the Company shall fail to make the payment of any amount of any principal outstanding on the date such payment shall become due and payable hereunder; or

(b)      the Company shall fail to make any payment of interest for a period of three (3) business days after the date such interest shall become due and payable hereunder; or

(c)      any representation, warranty or certification made by the Company herein or in any certificate or financial statement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(d)      the holder of any indebtedness of the Company or any of its subsidiaries shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the "INDEBTEDNESS") (other than the
Indebtedness hereunder) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness of all such persons is in excess of $1,000,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

(e)      a judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $1,000,000 in the aggregate
(net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty (60)
consecutive days following entry of the judgment or order in excess of
$1,000,000 or the judgment or order which causes the aggregate amount described above to exceed $1,000,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(f)      the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction
(foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the
Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(g)      a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy
Code or under the comparable laws of any jurisdiction (foreign or domestic)
against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days; or

(h)      the suspension from trading or the failure of the Common Stock of the
Company to be listed on the OTC Bulletin Board or a national exchange or trading system for a period of five (5) consecutive trading days.

5. REMEDIES UPON AN EVENT OF DEFAULT. Promptly after the occurrence of an Event of Default the Company shall deliver written notice thereof via facsimile and express courier to the Payee (the "EVENT OF DEFAULT Notice"). At any time after the earlier of the Payee's receipt of an Event of Default Notice and the Payee becoming aware of an Event of Default and ending thirty (30) days after written notice from the Company to the Payee that such Event of Default is cured (which written notice shall provide satisfactory evidence that such Event of Default has actually been cured), the Payee may declare all or any portion of unpaid principal balance of this Note, together with all interest accrued hereon, due and payable by delivering written notice thereof (the "EVENT OF DEFAULT
ACCELERATION NOTICE") to the Company which Event of Default Redemption Notice shall indicate the portion of this Note the Payee is accelerating, and thereupon, the same shall be accelerated and so due and payable. Each portion of this Note accelerated pursuant to this Section 5 shall be repaid by the Company at a price equal to 120% of the principal amount declared due and payable plus any accrued and unpaid interest on such principal (the "EVENT OF DEFAULT
ACCELERATION AMOUNT"). The Event of Default Acceleration Amount shall be immediately due and payable. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.
Notwithstanding the foregoing, Payee agrees that its rights and remedies hereunder are limited to receipt of cash in the amounts described herein.

6. CONVERSION. Provided that no Event of Default has occurred hereunder, without further action by the Payee, this Note shall be automatically converted on June
29, 2006 into (i) a number of shares of Series B Convertible Preferred Stock of the Company with an aggregate Liquidation Preference (as defined in the
Certificate of Designation of such Series B Convertible Preferred Stock) equal to 115% of the principal amount of this Note being exchanged plus accrued and unpaid interest on such principal and (ii) two series of common stock purchase warrants ("WARRANTS"), in the form attached hereto as EXHIBIT 1, consisting of
(A) Series B-1 Warrants (the "SERIES B-1 WARRANTS") representing the right to purchase that number of shares of common stock, par value $0.001 per share, of the Company ("COMMON STOCK") as is equal to 35% of the number of shares of

Common Stock issuable upon conversion of the shares of Series B Convertible
Preferred Stock to be issued to the Payee pursuant to clause (i) at an initial exercise price of $2.15 (as adjusted for stock splits, reverse splits, stock dividends and the like) and (B) Series B-2 Warrants (the "SERIES B-2 WARRANTS")
representing the right to purchase that number of shares of Common Stock as is equal to 35% of the number of shares of Common Stock issuable upon conversion of the shares of Series B Convertible Preferred Stock to be issued to the Payee pursuant to clause (i) at an initial exercise price of $2.85 (as adjusted for stock splits, reverse splits, stock dividends and the like). The Company shall deliver to the Payee such Series B Convertible Preferred Stock certificates,
Series B-1 Warrants and Series B-2 Warrants not later than two (2) business days following such conversion.

7. CHANGE OF CONTROL REDEMPTION. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control (as defined below), the
Company shall deliver written notice thereof via facsimile and overnight courier to the Payee (a "CHANGE OF CONTROL NOTICE"). At any time during the period beginning after the Payee's receipt of a Change of Control Notice and ending on the date that is twenty (20) business days after the consummation of such Change of Control, the Payee may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("CHANGE OF CONTROL REDEMPTION
NOTICE") to the Company, which Change of Control Redemption Notice shall indicate the principal amount the Payee is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 7 shall be redeemed by the Company in cash at a price equal to 120% of the principal amount being redeemed plus the amount of any accrued but unpaid interest on such principal through the date of such redemption payment. To the extent redemptions required by this Section 7 are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the
Company's redemption of any portion of the Note under this Section 7, the
Payee's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Payee.
Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Payee's actual loss of its investment opportunity and not as a penalty. For purposes of this Note, (A) "CHANGE OF CONTROL" means any Fundamental Transaction other than
(1) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (2) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, (B) "FUNDAMENTAL
TRANSACTION" means that the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) allow another
Person or Persons to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock
(not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of either the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (5) reorganize, recapitalize or reclassify its Common Stock or (6) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of
1934, as amended) is or shall become the "beneficial owner" (as defined in Rule
13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% of the aggregate Voting Stock of the Company and (C) "PERSON"
means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

8. REPLACEMENT. Upon receipt of a duly executed, notarized and unsecured written statement from the Payee with respect to the loss, theft or destruction of this
Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

9. SUBORDINATION. This Note is subject to the provisions of the Subordination
Agreement, entered into as of the date hereof, between the Payee and Silicon
Valley Bank.

10. PARTIES IN INTEREST, TRANSFERABILITY. This Note shall be binding upon the
Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred or sold or pledged, hypothecated or otherwise granted as security by the Payee, without the authorization of the Company.

11. AMENDMENTS. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

12. NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective
(a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.
The Company will give written notice to the Payee at least thirty (30) days prior to the date on which the Company closes its books or takes a record (x)
with respect to any dividend or distribution upon the common stock of the
Company, (y) with respect to any pro rata subscription offer to holders of common stock of the Company or (z) for determining rights to vote with respect to a Major Transaction, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the
Payee prior to such information being made known to the public.

Address of the Payee:

With a copy to:

Address of the Company:           GlobalOptions Group, Inc.
                                  75 Rockefeller Plaza, 27th Floor
                                  New York, New York  10019
                                  Attention:  Chief Financial Officer
                                  Tel. No.:  (212) 445-6261
                                  Fax No.:  (212) 445-0053

With a copy to:                   Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                  Park Avenue Tower
                                  65 E. 55th Street
                                  New York, New York  10019
                                  Attention:  Robert H. Friedman, Esq.
                                  Tel. No.:  (212) 451-2300
                                  Fax No.:  (212) 451-2222

13. GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

14. HEADINGS. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

15. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE
RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a

Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

16. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the
Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

17. ENFORCEMENT EXPENSES. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys'
fees and expenses.

18. BINDING EFFECT. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

19. COMPLIANCE WITH SECURITIES LAWS. The Payee of this Note acknowledges that this Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the
Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

         "THIS NOTE HAS NOT BEEN  REGISTERED  UNDER THE SECURITIES ACT
         OF 1933,  AS AMENDED  (THE  "SECURITIES  ACT"),  OR ANY STATE
         SECURITIES LAW AND MAY NOT BE SOLD,  TRANSFERRED OR OTHERWISE
         DISPOSED OF UNLESS  REGISTERED  UNDER THE  SECURITIES ACT AND
         UNDER  APPLICABLE  STATE  SECURITIES  LAWS  OR  GLOBALOPTIONS
         GROUP,  INC.  SHALL HAVE  RECEIVED  AN OPINION OF ITS COUNSEL
         THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT
         AND UNDER THE PROVISIONS OF APPLICABLE  STATE SECURITIES LAWS
         IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY
         BE PLEDGED IN CONNECTION  WITH A BONA FIDE MARGIN  ACCOUNT OR
         OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE."

20. SEVERABILITY. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

21. CONSENT TO JURISDICTION. Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New
York located in New York County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 12 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 21 shall affect or limit any right to serve process in any other manner permitted by law.

22. COMPANY WAIVERS. Except as otherwise specifically provided herein, the
Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND
DO HEREBY WAIVE TRIAL BY JURY.

(a)      No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the
Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)      THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A
PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW,
HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT
REMEDY WHICH THE PAYEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

                                        GLOBALOPTIONS GROUP, INC.

                                        By: /s/ Harvey W. Schiller
                                            ------------------------------------
                                            Harvey W. Schiller
                                            Chairman and Chief Executive Officer

                                       10